Apollo Global Management, Inc. Fourth Quarter and Full Year 2023 Earnings

APOLLO

Fourth Quarter and Full Year 2023 Financial Highlights

- GAAP Net Income Attributable to Apollo Global Management, Inc. Common Stockholders was $2.9 billion and $5.1 billion for the quarter and full year ended December 31, 2023, respectively, or $4.75 and $8.53 per share, respectively
- Apollo's primary non-GAAP earnings metric, Adjusted Net Income, which represents the sum of FRE, SRE, and PII, less HoldCo interest and other financing costs and taxes, totaled $1.2 billion and $4.1 billion, or $1.91 and $6.74 per share, in the fourth quarter and full year, respectively

	4Q'23	Per Share	FY'23	Per Share
GAAP Financial Measures ($ in millions, except per share amounts)				
Net Income Attributable to Apollo Global Management, Inc. Common Stockholders	$2,861	$4.75	$5,130	$8.53
Segment and Non-GAAP Financial Measures ($ in millions, except per share amounts)				
Fee Related Earnings ("FRE")	$457	$0.74	$1,768	$2.92
Spread Related Earnings ("SRE")	$748	$1.21	$3,108	$5.13
Fee and Spread Related Earnings	$1,205	$1.95	$4,876	$8.05
Principal Investing Income ("PII")	$51	$0.08	$83	$0.13
Adjusted Net Income ("ANI")	$1,182	$1.91	$4,082	$6.74
Assets Under Management ($ in billions)				
Total Assets Under Management ("AUM")	$651			
Fee-Generating AUM ("FGAUM")	$493			

	4Q'23	FY'23
Business Drivers ($ in billions)		
Inflows	$32	$157
Gross Capital Deployment	$45	$148
Debt Origination	$30	$97

Note: 2022 amounts throughout this document have been retrospectively adjusted in accordance with the requirements of the adoption guidance of the accounting standard relating to Targeted Improvements to the Accounting for Long-Duration Contracts ("LDTI"). This presentation contains non-GAAP financial information and defined terms which are described on pages 31 to 35. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 26 to 30. Per share calculations are based on end of period Adjusted Net Income Shares Outstanding. FY'23 per share amounts represent the sum of the last four quarters. See page 21 for the share reconciliation. "NM" as used throughout this presentation indicates data has not been presented as it was deemed not meaningful, unless the context otherwise provides.

1

APOLLO

GAAP Income Statement (Unaudited)

(In millions, except per share amounts)	4Q'22	3Q'23	4Q'23	FY'22	FY'23
Revenues					
Asset Management					
Management fees	$403	$462	$444	$1,503	$1,772
Advisory and transaction fees, net	157	157	141	443	623
Investment income (loss)	321	292	150	796	1,032
Incentive fees	10	18	21	27	80
Retirement Services					
Premiums	869	26	3,586	11,638	12,749
Product charges	193	217	226	718	848
Net investment income	2,481	3,166	3,354	8,148	12,080
Investment related gains (losses)	105	(2,624)	2,621	(12,717)	1,428
Revenues of consolidated variable interest entities	292	318	495	440	1,441
Other revenues	10	563	8	(28)	591
Total Revenues	**4,841**	**2,595**	**11,046**	**10,968**	**32,644**
Expenses					
Asset Management					
Compensation and benefits	(514)	(557)	(979)	(1,943)	(2,722)
Interest expense	(30)	(36)	(47)	(124)	(145)
General, administrative and other	(210)	(220)	(229)	(682)	(872)
Retirement Services					
Interest sensitive contract benefits	(1,119)	(333)	(2,595)	(538)	(6,229)
Future policy and other policy benefits	(1,235)	(368)	(4,088)	(12,465)	(14,434)
Market risk benefits remeasurement gains (losses)	(32)	441	(570)	1,657	(404)
Amortization of deferred acquisition costs, deferred sales inducements and value of business acquired	(126)	(211)	(186)	(444)	(688)
Policy and other operating expenses	(387)	(467)	(481)	(1,372)	(1,837)
Total Expenses	**(3,653)**	**(1,751)**	**(9,175)**	**(15,911)**	**(27,331)**
Other Income (Loss) – Asset Management					
Net gains (losses) from investment activities	1	(32)	21	165	7
Net gains (losses) from investment activities of consolidated variable interest entities	29	49	35	494	130
Other income (loss), net	12	22	34	38	136
Total Other Income (Loss)	**42**	**39**	**90**	**697**	**273**
Income (loss) before income tax (provision) benefit	1,230	883	1,961	(4,246)	5,586
Income tax (provision) benefit[1]	(223)	(243)	1,749	739	1,052
Net income (loss)	**1,007**	**640**	**3,710**	**(3,507)**	**6,638**
Net (income) loss attributable to non-controlling interests	(367)	42	(825)	1,546	(1,462)
Net income (loss) attributable to Apollo Global Management, Inc.	**640**	**682**	**2,885**	**(1,961)**	**5,176**
Preferred stock dividends	—	(22)	(24)	—	(46)
Net income (loss) attributable to Apollo Global Management, Inc. Common Stockholders	**$640**	**$660**	**$2,861**	**$(1,961)**	**$5,130**
Earnings (Loss) per share					
Net income (loss) attributable to Common Stockholders - Basic	$1.06	$1.10	$4.75	$(3.43)	$8.53
Net income (loss) attributable to Common Stockholders - Diluted	$1.06	$1.10	$4.65	$(3.43)	$8.49
Weighted average shares outstanding – Basic	583	579	584	585	581
Weighted average shares outstanding – Diluted	583	579	601	585	589

1. 4Q'23 and FY'23 include a one-time tax benefit of $1.9 billion resulting from the establishment of deferred tax assets related to the Government of Bermuda's enactment of the Corporate Income Tax Act 2023.

2

Fourth quarter results complete a strong year of growth and execution against 2023 targets • Solid quarterly and record annual FRE of $457 million and $1.8 billion, respectively, driven by strong fee revenue growth and well-controlled expenses, which together generated significant margin expansion • Solid quarterly and record annual SRE of $748 million and $3.1 billion, respectively, driven by robust organic growth and strong new business profitability • Combined, FRE and SRE totaled $1.2 billion in the fourth quarter and $4.9 billion in 2023, increasing more than 25% year- over-year and showcasing the attractive and growing earnings power of the Asset Management and Retirement Services businesses • Total AUM of $651 billion benefited from total inflows of $32 billion in the fourth quarter and $157 billion in 2023 Delivered meaningful progress on three strategic growth pillars • Origination: Debt origination volume totaled $30 billion in the fourth quarter and $97 billion in 2023, with platforms contributing approximately half of total origination volume for both the quarter and full year • Global Wealth: Raised more than $8 billion of capital during 2023 from a combination of successful product launches, ongoing distribution expansion, and continued education focused on providing solutions for individual investors • Capital Solutions: Robust fee revenue growth of 30% year-over-year reflects the expanding scope and integration of Apollo's capital markets business with firm-wide deployment activity Strategically allocating capital to drive stockholder value • Buybacks: Repurchased more than $800 million of common stock in 2023 • Dividends: Paid more than $1 billion, or $1.72 per share, of common stock dividends in 2023 and intend to distribute an annual dividend of $1.85 per share of common stock commencing with the first quarter 2024 dividend1 • Investments: Allocated a minimal amount of capital to fund strategic investments given an abundance of organic initiatives Fourth Quarter and Full Year 2023 Business Highlights ✓ ✓ 3 1. The declaration and payment of any dividends are at the sole discretion of the Apollo Global Management, Inc. board of directors, which may change the dividend policy at any time, including, without limitation to, to eliminate the dividend entirely.

APOLLO

Total Segment Earnings

($ in millions, except per share amounts)	4Q'22	3Q'23	4Q'23	FY'22	FY'23
Management fees	$561	$648	$635	$2,134	$2,480
Capital solutions fees and other, net	142	146	116	414	538
Fee-related performance fees	26	40	44	72	146
Fee-related compensation	(198)	(212)	(200)	(754)	(835)
Non-compensation expenses	(137)	(150)	(138)	(456)	(561)
Fee Related Earnings	**$394**	**$472**	**$457**	**$1,410**	**$1,768**
Net investment spread	905	1,100	959	3,210	4,025
Other operating expenses	(127)	(121)	(119)	(462)	(481)
Interest and other financing costs	(80)	(106)	(92)	(279)	(436)
Spread Related Earnings	**$698**	**$873**	**$748**	**$2,469**	**$3,108**
Fee and Spread Related Earnings	**$1,092**	**$1,345**	**$1,205**	**$3,879**	**$4,876**
Principal Investing Income	**$27**	**$4**	**$51**	**$284**	**$83**
Segment Income	**$1,119**	**$1,349**	**$1,256**	**$4,163**	**$4,959**
HoldCo interest and other financing costs[1]	(19)	(36)	(11)	(122)	(88)
Taxes and related payables	(197)	(268)	(63)	(795)	(789)
Adjusted Net Income	**$903**	**$1,045**	**$1,182**	**$3,246**	**$4,082**
ANI per share	**$1.51**	**$1.71**	**$1.91**	**$5.42**	**$6.74**

1. Represents interest and other financing costs related to Apollo Global Management, Inc. not attributable to any specific segment. HoldCo interest and other financing costs for 3Q'23 includes $21 million related to the redemption of Apollo Asset Management's Series A and Series B Preferred Stock, representing the difference between the book value and the redemption value.

4

APOLLO

Total Segment Earnings, Excluding Notable Items[1]

($ in millions, except per share amounts)	4Q'22	3Q'23	4Q'23	FY'22	FY'23
Management fees	$561	$648	$635	$2,134	$2,480
Capital solutions fees and other, net	142	146	116	414	538
Fee-related performance fees	26	40	44	72	146
Fee-related compensation	(198)	(212)	(200)	(754)	(835)
Non-compensation expenses	(137)	(150)	(138)	(456)	(561)
Fee Related Earnings	**$394**	**$472**	**$457**	**$1,410**	**$1,768**
Net investment spread	905	1,100	959	3,210	4,025
Other operating expenses	(127)	(121)	(119)	(462)	(481)
Interest and other financing costs	(80)	(106)	(92)	(279)	(436)
Notable items	35	(90)	—	3	(115)
Spread Related Earnings, Excluding Notable Items[1]	**$733**	**$783**	**$748**	**$2,472**	**$2,993**
Fee and Spread Related Earnings, Excluding Notable Items	**$1,127**	**$1,255**	**$1,205**	**$3,882**	**$4,761**
Principal Investing Income	**$27**	**$4**	**$51**	**$284**	**$83**
Segment Income, Excluding Notable Items	**$1,154**	**$1,259**	**$1,256**	**$4,166**	**$4,844**
HoldCo interest and other financing costs	(19)	(36)	(11)	(122)	(88)
Taxes and related payables	(204)	(249)	(63)	(796)	(765)
Adjusted Net Income, Excluding Notable Items	**$931**	**$974**	**$1,182**	**$3,248**	**$3,991**
ANI per share, Excluding Notable Items	**$1.55**	**$1.59**	**$1.91**	**$5.41**	**$6.58**

Note: Effective for the quarter ended December 31, 2023, the Company no longer reports Spread Related Earnings - Normalized. Instead the Company reports Spread Related Earnings, Excluding Notable Items. Notable Items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. Notable Items were removed from Spread Related Earnings - Normalized historically, and are similarly removed from Spread Related Earnings, Excluding Notable Items. No changes were made to line-item balances deriving Spread Related Earnings. As a supplemental item, the Company provides the difference between management's long-term expectation of generating an 11% annual return and reported alternative net investment income. See page 10 for further details.1. Refer to the Definitions section beginning on page 31 for relevant definitions.

5

Segment Details

APOLLO

Asset Management Segment

- Management fees increased 16% in 2023 driven by robust growth from Retirement Services clients, the activation of the investment period for the tenth vintage of our flagship private equity funds ("Fund X"), other third-party asset management fundraising, and solid levels of capital deployment
- Capital solutions fees grew 30% in 2023 and included a solid fourth quarter that was driven primarily by debt-related deployment activity
- Fee related expenses increased 15% in 2023, reflecting a continued commitment to disciplined expense growth amid decelerating hiring activity and investment spend, which translated into approximately 200 basis points of margin expansion for the full year
- Fee related earnings declined 3% quarter-over-quarter due to lower management fees that did not benefit from Fund X catch-up fees earned in the third quarter as well as lower capital solutions fees from less private equity co-investment activity, partially offset by well-controlled expenses

($ in millions, except per share amounts)	4Q'22	3Q'23	4Q'23	% Change vs. 4Q'22	FY'22	FY'23	% Change vs. FY'22
Management Fees							
Yield	$374	$408	$422	12.8%	$1,416	$1,601	13.1%
Hybrid	57	62	63	10.5%	211	244	15.6%
Equity[1]	130	178	150	15.4%	507	635	25.2%
Total management fees	561	648	635	13.2%	2,134	2,480	16.2%
Capital solutions fees and other, net	142	146	116	(18.3)%	414	538	30.0%
Fee-related performance fees	26	40	44	69.2%	72	146	102.8%
Fee Related Revenues	**$729**	**$834**	**$795**	**9.1%**	**$2,620**	**$3,164**	**20.8%**
Fee-related compensation	(198)	(212)	(200)	1.0%	(754)	(835)	10.7%
Non-compensation expenses[2]	(137)	(150)	(138)	0.7%	(456)	(561)	23.0%
Fee Related Earnings	**$394**	**$472**	**$457**	**16.0%**	**$1,410**	**$1,768**	**25.4%**
FRE per share	**$0.66**	**$0.77**	**$0.74**	**12.1%**	**$2.36**	**$2.92**	**23.7%**
FRE Margin	**54.1%**	**56.6%**	**57.6%**		**53.8%**	**55.9%**	
FRE Compensation Ratio	**27.1%**	**25.4%**	**25.2%**		**28.8%**	**26.4%**	

1. Equity management fees include Fund X catch-up management fees of $24 million and $45 million, respectively, for 3Q'23 and FY'23. 2. Non-compensation expenses include placement fees of $8 million and $16 million, respectively, for 4Q'23 and FY'23.

7

APOLLO

Asset Management: Assets Under Management

- Total AUM increased $103 billion, or 19%, year-over-year primarily driven by $91 billion of inflows from Asset Management and $66 billion of inflows from Retirement Services, as well as mark-to-market appreciation, partially offset by $50 billion of outflows, primarily from normal course activity at Athene, and $27 billion of realization activity
- Fee-Generating AUM increased $81 billion, or 20%, year-over-year primarily driven by strong organic growth at Athene, fundraising across a variety of Asset Management strategies, mark-to-market appreciation, and solid levels of capital deployment, partially offset by outflows at Athene
- Approximately 58% of Apollo's total AUM is comprised of perpetual capital, which is highly scalable and does not rely on cyclical fundraising dynamics

Total AUM ($bn)



$498
$84
$53
$360
$548
$99
$56
$392
$651
$108
$62
$480
4Q'21
4Q'22
4Q'23
Yield
Hybrid
Equity

Fee-Generating AUM ($bn)



$369
$40
$22
$307
$412
$47
$26
$339
$493
$53
$28
$411
4Q'21
4Q'22
4Q'23
Yield
Hybrid
Equity

Perpetual Capital AUM ($bn)



$296
$24
$59
$213
$330
$41
$53
$236
$378
$50
$50
$278
4Q'21
4Q'22
4Q'23
Athene[1]
Athora
Other[2]

Note: AUM totals may not add due to rounding. 1. Perpetual Capital AUM derived from Athene includes assets, unfunded commitments, and available capital attributable to ADIP. 2. Other includes MidCap Financial ($13 billion), Apollo Commercial Real Estate Finance, Inc. ($9 billion), Apollo Debt Solutions BDC ($9 billion), Apollo Diversified Real Estate Fund/Apollo Diversified Credit Fund ($8 billion), MidCap Financial Investment Corporation ($3 billion), Apollo Senior Floating Rate Fund/ Apollo Tactical Income Fund ($1 billion), and other AUM related to a publicly traded business development company ($2 billion), among others. Other also includes third-party capital within Apollo Aligned Alternatives ($5 billion), with the remainder of its net asset value attributable to Athene ($10 billion). AUM related to Apollo Debt Solutions, MidCap Financial Investment Corporation and the publicly traded business development company is as of September 30, 2023.

8

APOLLO

Asset Management: Inflows

- Robust total gross inflows of $32 billion during the fourth quarter and $157 billion over the twelve months ended December 31, 2023
- Inflows from Asset Management clients of $10 billion in the fourth quarter were driven by a variety of Yield and Hybrid-focused strategies, including Atlas SP Partners ("Atlas") Warehouse Equity, the second vintage of Apollo / Athene Dedicated Investment Program ("ADIP II"), the sixth vintage of Accord Series ("Accord VI"), and the second vintage of Apollo Origination Partnership ("AOP II"), as well as fundraising across several Global Wealth-focused products, including Apollo Debt Solutions ("ADS"), Apollo Aligned Alternatives ("AAA"), and Apollo Infrastructure Company ("AIC")
- Inflows from Retirement Services of $22 billion in the fourth quarter included record quarterly organic inflows of $20 billion, driven by record quarterly retail annuity sales and solid inflows from flow reinsurance, as well as a $2 billion reinsurance transaction with a Japanese counterparty


($ in billions)
$65
$27
inorganic
$13
$25
2018
$57
$7
$18
$32
2019
$131
$72
inorganic
$28
$31
2020
$75
$37
$38
2021
$128
$48
$6
$71
2022
$157
$63
$37
inorganic
$55
2023
Asset Management
Retirement Services


$57
$12
$37
inorganic
$8
1Q'23
$35
$19
$16
2Q'23
$33
$13
$20
3Q'23
$32
$2
$20
$10
4Q'23
Asset Management
Retirement Services

Note: Totals may not add due to rounding. Inflows from Retirement Services includes organic and inorganic inflows from Athene, as detailed on page 11, as well as inorganic inflows from Athora.

9

APOLLO

Retirement Services Segment

- Spread Related Earnings grew 26% in 2023 driven by higher floating rate income, robust organic growth trends and strong new business profitability, partially offset by lower alternative net investment income
- Spread Related Earnings, Excluding Notable Items in 2023 included a 7.2% return on Athene's alternative investment portfolio; considering management's long-term expected annual return of 11% would have resulted in $451 million of additional alternative net investment income

($ in millions, except per share amounts)	4Q'22	3Q'23	4Q'23	% Change vs. 4Q'22	FY'22	FY'23	% Change vs. FY'22
Fixed income and other net investment income	$1,727	$2,235	$2,340	35.5%	$5,706	$8,739	53.2%
Alternative net investment income	322	230	190	(41.0)%	1,206	864	(28.4)%
Strategic capital management fees	14	19	23	64.3%	53	72	35.8%
Cost of funds	(1,158)	(1,384)	(1,594)	37.7%	(3,755)	(5,650)	50.5%
Net Investment Spread	**905**	**1,100**	**959**	6.0%	**3,210**	**4,025**	25.4%
Other operating expenses	(127)	(121)	(119)	(6.3)%	(462)	(481)	4.1%
Interest and other financing costs	(80)	(106)	(92)	15.0%	(279)	(436)	56.3%
Spread Related Earnings	**$698**	**$873**	**$748**	**7.2%**	**$2,469**	**$3,108**	**25.9%**
SRE per share	**$1.17**	**$1.43**	**$1.21**	**3.4%**	**$4.12**	**$5.13**	**24.5%**
Notable items	35	(90)	—	NM	3	(115)	NM
Spread Related Earnings, Excluding Notable Items	**$733**	**$783**	**$748**	**2.0%**	**$2,472**	**$2,993**	**21.1%**
SRE per share, Excluding Notable Items	**$1.22**	**$1.28**	**$1.21**	**(0.8)%**	**$4.11**	**$4.94**	**20.2%**
Net Spread	1.42%	1.68%	1.41%	(1)bp	1.31%	1.49%	18bps
Net Spread, Excluding Notable Items	1.49%	1.51%	1.41%	(8)bps	1.31%	1.44%	13bps
Alternative net investment income delta to long-term expectation[1]	$14	$96	$132	NM	$80	$451	NM
Alternative net return delta to long-term expectation	*0.45%*	*3.25%*	*4.53%*	*NM*	*0.58%*	*3.78%*	*NM*
Impact to Net Spread	*0.03%*	*0.18%*	*0.25%*	*22bps*	*0.04%*	*0.21%*	*17bps*

Notes: 2022 amounts for Spread Related Earnings have been retrospectively adjusted in accordance with the requirements of the adoption guidance of the accounting standard relating to LDTI. Additionally, the Company no longer reports Spread Related Earnings - Normalized. See note on page 5 for details. 1. Refers to the amount that as-reported alternative net investment income is below (above) management's long-term expectation of an 11% average annual return. Our long-term expectation is based on historical experience and provides investors with supplemental information for period-to-period comparability as well as a basis for developing expectations of future performance. There is no assurance that management's expected long-term average annual return will be achieved. Actual results may differ materially.

10

$3 $9 $13 $28 $48 $63 3 5 7 8 21 35 4 2 6 6 11 3 6 11 10 8 10 7 2014 2016 2018 2020 2022 2023 1. Comprised of funding agreements issued under funding agreement backed notes (“FABN”) and funding agreement backed repurchase agreement (“FABR”) programs, funding agreements issued to the Federal Home Loan Bank (“FHLB”) and long term repurchase agreements. 2. For periods prior to 2022, SRE represents Athene’s historically reported adjusted operating income available to common stockholders excluding the change in fair value of Apollo Operating Group Units, equity based compensation related to Athene’s long-term incentive plan, and operating income tax. Retirement Services: Strong Growth Profile Athene Gross Organic Inflows Spread Related Earnings2 ~20x ($ in billions) ~95% correlation between SRE and FRE 11 ($ in millions) 2023 Highlights: Retail: Record annual inflows, including record quarterly inflows in the fourth quarter, underwritten to above-average returns with continued progress on distribution expansion to financial institutions Flow Reinsurance: Record annual inflows driven by increasing distribution expansion to Japanese and U.S. clients, as well as strong retail annuity issuance across the industry Pension Group Annuities: Executed four transactions in 2023, weighted towards the second quarter, as corporate pension plan sponsors continue to take advantage of favorable funded status Funding Agreements1: Solid issuance through the FHLB and secured funding agreement channels amid challenging conditions for FABN issuance $827 $790 $704 $1,148 $1,255 $1,421 $1,255 $2,509 $2,469 $3,108 FRE SRE 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023

APOLLO

Retirement Services: Portfolio & Spread Highlights

Investment Portfolio Highlights

- 97% of Athene's fixed income portfolio[1] is invested in investment grade assets
- 20% or $43 billion of Athene's portfolio[2] is invested in floating rate assets, 12% or $25 billion net of floating rate liabilities[3], declining quarter-over-quarter due to incremental issuance of floating rate liabilities
- Apollo Asset Management aims to generate 30 to 40 basis points of asset outperformance across Athene's portfolio
- Target asset classes which generate illiquidity or structuring premium such as CLOs and ABS, not incremental credit risk
- CRE investments virtually all debt (i.e. not equity) and well-suited for Athene's long duration liability profile - more information can be found on Athene's website here[5]
- Focus on directly originated, senior secured loans where control of origination results in better risk-adjusted return
- Historical annual credit losses across total portfolio of only 9 basis points over the past five years compared to 14 basis points for the industry[6]

Retirement Services Net Spread Bridge (QoQ)


1.68%
3Q'23
0.12%
Higher income from deployment and floating rate assets
(0.07)%
Lower return on Alts portfolio
(0.33)%
Gain on Venerable recapture and unlocking in 3Q (0.17%) and higher cost of funds on new business
0.01%
Other4
1.41%
4Q'23

Retirement Services Net Spread, Excluding Notable Items Bridge (QoQ)


1.51%
3Q'23
0.12%
Higher income from deployment and floating rate assets
(0.07)%
Lower return on Alts portfolio
(0.16)%
Higher cost of funds on new business
0.01%
Other4
1.41%
4Q'23

1. As of December 31, 2023, 97% of $148 billion of available for sale securities designated NAIC 1 or 2. 2. Defined as Athene's net invested assets, which totaled $217 billion, as of December 31, 2023. 3. Floating rate liabilities at notional were approximately $18 billion, or approximately 8% of Athene's net invested assets, as of December 31, 2023. 4. Other represents strategic capital management fees, other operating expenses, interest and other financing costs, asset mix and other changes. 5. The contents of any website linked in this presentation are not incorporated by reference and only speak as of the date listed thereon. 6. Represents U.S. statutory impairments per SNL Financial as of December 31, 2022 (2018 - 2022). Industry average includes AEL, AIG, AMP, BHF, EQH, FG, LNC, MET, PFG, PRU, VOYA and Transamerica. For Athene, U.S. statutory fixed income impairments adjusted to include assets in Bermuda.

12

APOLLO

Principal Investing Segment

- Realized performance fees of $269 million benefited from crystallization of annual performance fees from a credit-focused fund, while monetization activity from sizeable flagship private equity funds (Fund VIII & IX) remains prudently delayed amid a challenging exit environment
- Compensation ratio of 81% for the year ended December 31, 2023 reflects a period of lower realized performance fees and investment income while market conditions are less accomodative for monetization activity

($ in millions, except per share amounts)	4Q'22	3Q'23	4Q'23	% Change vs. 4Q'22	FY'22	FY'23	% Change vs. FY'22
Realized performance fees	$224	$132	$269	20.1%	$595	$742	24.7%
Realized investment income[1]	5	5	(37)	NM	330	(2)	NM
Realized principal investing compensation	(184)	(119)	(167)	(9.2)%	(585)	(601)	2.7%
Other operating expenses	(18)	(14)	(14)	(22.2)%	(56)	(56)	—%
Principal Investing Income	**$27**	**$4**	**$51**	**88.9%**	**$284**	**$83**	**(70.8)%**
PII per share	**$0.05**	**$0.01**	**$0.08**	**60.0%**	**$0.47**	**$0.13**	**(72.3)%**
PII Compensation Ratio	**80.0%**	**86.6%**	**71.9%**		**63.2%**	**81.2%**	

1. Realized investment income for 4Q'23 includes $42 million of losses related to the liquidations of Apollo Strategic Growth Capital II and Acropolis Infrastructure Acquisition Corp., special purpose acquisition companies ("SPACs") sponsored by Apollo.

13

$73 $46 $82 Yield Hybrid Equity • Performance Fee-Eligible AUM of $202 billion increased 12% year-over-year primarily due to third-party Asset Management fundraising • Performance Fee-Generating AUM of $128 billion increased 36% year-over-year due to positive investment performance in Equity, Hybrid and Yield strategies • Dry powder was $58 billion as of year-end, including $46 billion of dry powder with future management fee potential Performance Fee-Eligible AUM ($bn) Performance Fee-Generating AUM ($bn) Dry Powder ($bn) $58 $25 $45 Yield Hybrid Equity $16 $13 $29 Yield Hybrid Equity $58bn$128bn$202bn Note: AUM and Dry Powder totals may not add due to rounding. Dry Powder includes capital available for investment included within performance fee-eligible AUM as well as capital available for investment which does not earn any performance fees. Performance Fee AUM and Dry Powder 14

APOLLO

Investment Performance Highlights and Net Accrued Performance Fees

Investment Performance Highlights

Appreciation / gross returns	4Q'23	FY'23
Yield		
Corporate Credit[1]	3.2%	12.3%
Structured Credit	4.7%	14.3%
Direct Origination	5.4%	19.8%
Hybrid		
Hybrid Value	3.6%	15.4%
Credit Strategies and Accord	3.1%	15.5%
Equity		
Flagship Private Equity	2.5%	12.9%
European Principal Finance	(3.8)%	(2.2)%

Net Accrued Performance Fee Receivable[2] (QoQ)

($ in millions, except per share amounts)



$2.29
3Q'23
+$0.44
Net unrealized performance fees/other[3]
Net realized performance fees
$(0.26)
Sharecount increase[4]
$(0.03)
$2.44
4Q'23

3Q'23	Net unrealized performance fees/other	Net realized performance fees	Sharecount increase	4Q'23
$1,400	$266	$(159)	$—	$1,507

1. CLOs are included within corporate credit. The 4Q'23 and FY'23 gross returns for CLOs were 2.1% and 11.9%, respectively. CLO returns are calculated based on gross return on assets and exclude performance related to Redding Ridge. 2. Net Accrued Performance Fee Receivable represents the sum of performance allocations and incentive fees receivable, less profit sharing payable as reported on the consolidated statements of financial condition, and includes certain eliminations related to investments in consolidated funds and VIEs and other adjustments. 3. Net unrealized performance fees/other includes (i) unrealized performance fees, net of unrealized profit sharing expense and (ii) certain transaction related charges, and excludes general partner obligations to return previously distributed performance fees. 4. Represents, primarily, the effects of the issuance of the special equity-based compensation awards during the fourth quarter of 2023.

15

APOLLO

Capital Strength

- Deployed $804 million for total share buybacks in 2023, including $232 million for opportunistic share repurchases in addition to repurchases to offset dilution from share issuances under equity incentive plans
- Apollo intends to distribute an annual dividend of $1.85 per share of common stock, up 7.5% from $1.72 per share from 2023, commencing with the first quarter 2024 dividend[1]
- Through the combination of opportunistic share repurchases and dividends paid, Apollo returned a total of $1.2 billion of capital to stockholders in 2023 while strategically allocating $127 million of capital to invest in the future growth of the business

HoldCo & Asset Management Summary Balance Sheet Highlights[2]

($ in millions, except per share amounts)	3Q'23	4Q'23
Cash and cash equivalents	$2,349	$2,746
Investments, net	2,471	2,561
Net accrued performance fees receivable[3]	1,400	1,507
Net clawback payable[4]	(62)	(75)
Debt	(3,392)	(3,883)
Net Balance Sheet Value	$2,766	$2,856
Net Balance Sheet Value per share	$4.52	$4.62
Net Balance Sheet Value / AUM	0.44%	0.44%
Adjusted Net Income Shares Outstanding	612	618

Financial Strength Ratings

A / A2 / A
Apollo Global Management
rated by Fitch, Moody's, S&P

A / A2 / A
Apollo Asset Management
rated by Fitch, Moody's, S&P

A+ / A+ / A1 / A
Athene[5]
rated by Fitch, S&P, Moody's, AM Best

1. The declaration and payment of any dividends are at the sole discretion of the Apollo Global Management, Inc. board of directors, which may change the dividend policy at any time, including, without limitation to, to eliminate the dividend entirely. 2. Amounts presented are for Apollo Global Management, Inc. and consolidated subsidiaries, and excludes Athene, consolidated VIEs, and SPACs. 3. Net accrued performance fees receivable excludes profit sharing expected to be settled in the form of equity-based awards. 4. Net clawback payable includes general partner obligations to return previously distributed performance fees offset by clawbacks from certain employees and former employees for the potential return of profit sharing distributions. 5. For Athene, represents financial strength ratings of Athene's primary insurance subsidiaries.

16

Supplemental Details

APOLLO

AUM Rollforward

Total AUM Rollforward[1]

Three Months Ended December 31, 2023

($ in millions)	Yield[5]	Hybrid	Equity	Total
Beginning Balance	**$460,502**	**$61,417**	**$109,240**	**$631,159**
Inflows	28,936	2,477	874	32,287
Outflows[3]	(12,602)	(500)	(922)	(14,024)
Net Flows	**16,334**	**1,977**	**(48)**	**18,263**
Realizations[4]	(4,966)	(2,194)	(2,322)	(9,482)
Market Activity	8,582	1,263	991	10,836
Ending Balance	**$480,452**	**$62,463**	**$107,861**	**$650,776**

Twelve Months Ended December 31, 2023

($ in millions)	Yield[5]	Hybrid	Equity	Total
Beginning Balance	**$392,466**	**$56,410**	**$98,771**	**$547,647**
Inflows[2]	132,192	10,456	14,334	156,982
Outflows[3]	(45,782)	(2,074)	(1,896)	(49,752)
Net Flows	**86,410**	**8,382**	**12,438**	**107,230**
Realizations[4]	(13,804)	(6,281)	(6,730)	(26,815)
Market Activity	15,380	3,952	3,382	22,714
Ending Balance	**$480,452**	**$62,463**	**$107,861**	**$650,776**

Fee-Generating AUM Rollforward[1]

Three Months Ended December 31, 2023

($ in millions)	Yield[5]	Hybrid	Equity	Total
Beginning Balance	**$386,711**	**$28,767**	**$52,909**	**$468,387**
Inflows	30,782	895	1,344	33,021
Outflows[3]	(13,750)	(1,058)	(466)	(15,274)
Net Flows	**17,032**	**(163)**	**878**	**17,747**
Realizations	(967)	(508)	(551)	(2,026)
Market Activity	8,390	291	163	8,844
Ending Balance	**$411,166**	**$28,387**	**$53,399**	**$492,952**

Twelve Months Ended December 31, 2023

($ in millions)	Yield[5]	Hybrid	Equity	Total
Beginning Balance	**$338,821**	**$26,113**	**$47,153**	**$412,087**
Inflows[2]	109,125	5,102	9,739	123,966
Outflows[3]	(48,717)	(2,745)	(2,220)	(53,682)
Net Flows	**60,408**	**2,357**	**7,519**	**70,284**
Realizations	(2,582)	(1,284)	(1,348)	(5,214)
Market Activity	14,519	1,201	75	15,795
Ending Balance	**$411,166**	**$28,387**	**$53,399**	**$492,952**

1. Inflows at the individual strategy level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-strategy transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income. 2. FY'23 inflows for Yield AUM includes $37 billion related to the launch of Atlas following the acquisition of the securitized products group from Credit Suisse. FY'23 inflows for Yield FGAUM includes $20 billion for a new investment management agreement ("IMA") related to Atlas. 3. Included in the 4Q'23 outflows for Total AUM and FGAUM are $1.9 billion and $1.8 billion of redemptions, respectively. Included in the FY'23 outflows for Total AUM and FGAUM are $7.1 billion and $6.5 billion of redemptions, respectively. 4. Yield realizations for 4Q'23 and FY'23 include $3.6 billion and $9.2 billion, respectively, of anticipated run-off related to the Atlas IMA. 5. As of 4Q'23, Yield AUM includes $31.0 billion of CLOs, $5.8 billion of which Apollo earns fees based on gross assets and $25.2 billion of which relates to Redding Ridge, from which Apollo earns fees based on net asset value.

18

APOLLO

Retirement Services Segment: Return on Asset View

(% of average net invested assets)	4Q'22	3Q'23	4Q'23	% Change vs. 4Q'22	FY'22	FY'23	% Change vs. FY'22
Fixed income and other net investment income	3.76%	4.57%	4.66%	90bps	3.22%	4.45%	123bps
Alternative net investment income	10.55%	7.75%	6.47%	NM	10.42%	7.22%	NM
Net Investment Earnings	4.19%	4.76%	4.76%	57bps	3.66%	4.61%	95bps
Strategic capital management fees	0.03%	0.04%	0.04%	1bp	0.03%	0.03%	0bps
Cost of funds	(2.37)%	(2.67)%	(3.00)%	(63)bps	(1.98)%	(2.71)%	(73)bps
Net Investment Spread	**1.85%**	**2.13%**	**1.80%**	**(5)bps**	**1.71%**	**1.93%**	**22bps**
Other operating expenses	(0.26)%	(0.24)%	(0.23)%	3bps	(0.25)%	(0.23)%	2bps
Interest and other financing costs	(0.17)%	(0.21)%	(0.16)%	1bp	(0.15)%	(0.21)%	(6)bps
Net Spread	**1.42%**	**1.68%**	**1.41%**	**(1)bp**	**1.31%**	**1.49%**	**18bps**
Notable items	0.07%	(0.17)%	—%	NM	—%	(0.05)%	NM
Net Spread, Excluding Notable Items	**1.49%**	**1.51%**	**1.41%**	**(8)bps**	**1.31%**	**1.44%**	**13bps**
Net investment earnings, excluding notable items	4.19%	4.76%	4.76%	57bps	3.66%	4.61%	95bps
Cost of funds, excluding notable items	(2.30)%	(2.84)%	(3.00)%	(70)bps	(1.98)%	(2.76)%	(78)bps
Net investment spread, excluding notable items	1.92%	1.96%	1.80%	(12)bps	1.71%	1.88%	17bps
Alternative net return delta to long-term expectation	*0.45%*	*3.25%*	*4.53%*	*NM*	*0.58%*	*3.78%*	*NM*
Impact to Net Spread	*0.03%*	*0.18%*	*0.25%*	*22bps*	*0.04%*	*0.21%*	*17bps*
($ in millions)							
Average net invested assets[1]	195,804	207,312	212,761	9%	188,742	208,479	10%
Average net invested assets - fixed income[1]	183,597	195,448	201,035	9%	177,178	196,514	11%
Average net invested assets - alternatives[1]	12,207	11,864	11,726	(4)%	11,564	11,965	3%

1. Second vintage of strategic third-party sidecar began supporting Athene's organic growth on July 1, 2023, with Athene Life Re Ltd. ("ALRe") selling 50% of the economic interests in ACRA 2 to ADIP II. Effective December 31, 2023, ADIP II's ownership of economic interests in ACRA 2 increased to 60%, with ALRe owning the remaining 40% of economic interests.

19

APOLLO

Retirement Services Flows & Invested Assets

- Record quarterly organic inflows and lower-than-projected outflows in the fourth quarter
- Strategic third-party sidecar capital (ADIP) enables Athene to grow in a highly capital efficient manner, supporting nearly 35% of Athene's growth in 2023

($ in millions)	4Q'23
Invested Assets	
Gross invested assets	$278,617
Invested assets attributable to ADIP[1]	(61,190)
Net invested assets[1,2]	$217,427

($ in millions)	4Q'23	FY'23
Flows by Channel		
Retail	$13,410	$35,293
Flow reinsurance	2,798	10,547
Funding agreements[3]	2,300	7,193
Pension group annuities	1,316	10,374
Gross organic inflows	19,824	63,407
Gross inorganic inflows[4]	2,214	2,214
Total gross inflows	22,038	65,621
Gross outflows[5]	(7,116)	(33,868)
Net flows	$14,922	$31,753
Flows attributable to Athene vs. ADIP		
Inflows attributable to Athene[1]	$13,026	$43,000
Inflows attributable to ADIP[1]	9,012	22,621
Total gross inflows	22,038	65,621
Outflows attributable to Athene	(5,791)	(28,763)
Outflows attributable to ADIP	(1,325)	(5,105)
Total gross outflows[5]	$(7,116)	$(33,868)

($ in millions)	4Q'23	FY'23
Outflows attributable to Athene by type[6]		
Maturity-driven, contractual-based outflows[7]	$(1,952)	$(10,893)
Policyholder-driven outflows[8]	(3,839)	(15,147)
Income oriented withdrawals (planned)[9]	*(1,831)*	*(6,964)*
From policies out-of-surrender-charge (planned)[10]	*(1,365)*	*(5,548)*
From policies in-surrender-charge (unplanned)[11]	*(643)*	*(2,635)*
Core outflows	**(5,791)**	**(26,040)**
Strategic reinsurance transactions[12]	—	(2,723)
Outflows attributable to Athene	**$(5,791)**	**$(28,763)**
Annualized rate[13]		
Maturity-driven, contractual-based outflows[7]	(3.7)%	(5.2)%
Policyholder-driven outflows[8]	(7.2)%	(7.3)%
Income oriented withdrawals (planned)[9]	*(3.4)%*	*(3.3)%*
From policies out-of-surrender-charge (planned)[10]	*(2.6)%*	*(2.7)%*
From policies in-surrender-charge (unplanned)[11]	*(1.2)%*	*(1.3)%*
Core outflows	**(10.9)%**	**(12.5)%**
Strategic reinsurance transactions[12]	—%	(1.3)%
Outflows attributable to Athene	**(10.9)%**	**(13.8)%**

Note: Footnotes 2-13 can be found in the endnotes on page 36. 1. Effective July 1, 2023, ALRe sold 50% of ACRA 2's economic interests to ADIP II, resulting in approximately $6.8 billion of inflows attributable to Athene for the first six months of 2023 being retroactively attributed to ADIP II. Effective December 31, 2023, ADIP II's ownership of economic interests in ACRA 2 increased to 60%, with ALRe owning the remaining 40% of economic interests. This resulted in approximately $3.0 billion of inflows attributable to Athene for the year ended December 31, 2023 being retroactively attributed to ADIP II. These were reflected as an inflow for ADIP and a reduction of Athene inflows in 3Q'23 and 4Q'23, respectively.

20

APOLLO

Sharecount Reconciliation

Share Reconciliation	4Q'22	1Q'23	2Q'23	3Q'23	4Q'23
Total GAAP Common Stock Outstanding	570,276,188	567,394,604	566,809,153	567,565,120	567,762,932
Non-GAAP Adjustments:					
Mandatory Convertible Preferred Stock[1]	—	—	—	15,999,683	15,564,983
Vested RSUs	15,656,775	12,781,851	12,771,092	12,502,457	22,072,379
Unvested RSUs Eligible for Dividend Equivalents	12,827,921	16,301,241	15,790,288	15,681,753	12,603,041
Adjusted Net Income Shares Outstanding	**598,760,884**	**596,477,696**	**595,370,533**	**611,749,013**	**618,003,335**

Share Activity	4Q'22	1Q'23	2Q'23	3Q'23	4Q'23
Shares Issued to Employees	263,816	3,476,408	398,577	482,310	270,830
Shares Issued for Acquisition[2]	1,068	—	—	—	—
Shares Repurchased[3]					
# of Shares	2,809,255	8,996,685	1,393,735	259,245	797,809
Average Cost[4]	$63.35	$68.89	$65.92	$86.11	$87.23
Capital Utilized	$178.0 million	$619.8 million	$91.9 million	$22.3 million	$69.6 million
Share Repurchase Plan Authorization Remaining[5]	$1.73 billion	$1.11 billion	$1.02 billion	$993.4 million	$923.8 million

1. Reflects the number of shares of underlying common stock assumed to be issuable upon conversion of the Mandatory Convertible Preferred Stock during each period. 2. Shares issued for acquisition represents the issuance of common stock in connection with the acquisition of Griffin's U.S. wealth distribution business and Griffin's U.S. asset management business in 2022. 3. Since January 1, 2022, the Company in its discretion has elected to repurchase 1.0 million shares of common stock for $64.7 million, to prevent dilution that would have resulted from the issuance of shares granted in connection with certain profit sharing arrangements. These repurchases are separate from the repurchase plan described in footnote 5 and accordingly are not reflected in the above share repurchase activity table. 4. Average cost reflects total capital used for share repurchases in a given period divided by the number of shares purchased. 5. Pursuant to a share repurchase program that was publicly announced on January 3, 2022, as amended on February 21, 2023, the Company was authorized to repurchase (i) up to an aggregate of $1.0 billion of shares of its common stock in order to opportunistically reduce its share count and (ii) up to an aggregate of $1.5 billion of shares of its common stock in order to offset the dilutive impact of share issuances under its equity incentive plans. On February 8, 2024, the AGM board of directors terminated the Company's prior share repurchase program and approved a new share repurchase program, pursuant to which, the Company is authorized to repurchase up to $3.0 billion of shares of its common stock. The share repurchase program may be used to repurchase outstanding shares of common stock as well as to reduce shares that otherwise would have been issued to participants under the Company's equity incentive plans in order to satisfy associated tax obligations.

21

Reconciliations and Disclosures

APOLLO

Investment Record as of December 31, 2023

(in millions, except IRR)	Vintage Year	Total AUM	Committed Capital	Total Invested Capital	Realized Value	Remaining Cost	Unrealized Value	Total Value	Gross IRR	Net IRR
Equity:										
Fund X	2023	$ 19,697	$ 19,877	$ 3,522	$ 375	$ 3,437	$ 3,632	$ 4,007	NM[4]	NM[4]
Fund IX	2018	34,767	24,729	20,853	10,119	15,580	26,615	36,734	32 %	22 %
Fund VIII	2013	8,664	18,377	16,536	22,684	4,845	5,521	28,205	14	10
Fund VII	2008	318	14,677	16,461	34,291	—	2	34,293	33	25
Fund VI	2006	359	10,136	12,457	21,136	405	—	21,136	12	9
Fund V	2001	—	3,742	5,192	12,724	—	—	12,724	61	44
Fund I, II, III, IV & MIA[1]	Various	10	7,320	8,753	17,400	—	—	17,400	39	26
Traditional Private Equity Funds[2]		**$ 63,815**	**$ 98,858**	**$ 83,774**	**$ 118,729**	**$ 24,267**	**$ 35,770**	**$ 154,499**	**39**	**24**
EPF IV	2023	3,121	3,051	487	59	431	561	620	NM[4]	NM[4]
EPF III	2017	3,560	4,488	4,960	4,011	2,075	2,524	6,535	13	7
Total Equity		**$ 70,496**	**$ 106,397**	**$ 89,221**	**$ 122,799**	**$ 26,773**	**$ 38,855**	**$ 161,654**		
Hybrid:										
AIOF II	2021	$ 2,606	$ 2,542	$ 1,702	$ 626	$ 1,281	$ 1,478	$ 2,104	17 %	12 %
AIOF I	2018	403	897	803	1,061	171	220	1,281	23	18
HVF II	2022	4,734	4,592	2,579	137	2,564	2,752	2,889	9	7
HVF I	2019	3,475	3,238	3,692	3,996	1,230	1,560	5,556	23	18
Accord VI[3,5]	N/A	1,561	1,560	81	5	76	78	83	NM[4]	NM[4]
Accord V[5]	2022	987	1,922	2,025	1,635	472	502	2,137	10	7
Accord I, II, III, III B & IV[5]	Various	—	6,070	4,765	5,137	—	—	5,137	22	17
Accord+	2021	3,116	2,370	4,802	3,119	1,989	2,095	5,214	15	12
Total Hybrid		**$ 16,882**	**$ 23,191**	**$ 20,449**	**$ 15,716**	**$ 7,783**	**$ 8,685**	**$ 24,401**		

1. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the reorganization of the Company that occurred in 2007. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo's investment professionals. 2. Total IRR is calculated based on total cash flows for all funds presented. 3. Vintage Year is not yet applicable as the fund has not had its final closing. 4. Data has not been presented as the fund's effective date is less than 24 months prior to the period indicated and such information was deemed not meaningful. 5. Accord funds have investment periods shorter than 24 months, therefore Gross and Net IRR are presented after 12 months of investing.

23

($ in millions, except share amounts) 4Q'22 4Q'23 Assets Asset Management Cash and cash equivalents $1,201 $2,748 Restricted cash and cash equivalents 1,048 2 Investments 5,582 5,502 Assets of consolidated variable interest entities Cash and cash equivalents 110 62 Investments 2,369 1,640 Other assets 30 177 Due from related parties 465 449 Goodwill 264 264 Other assets 2,333 2,331 Retirement Services Cash and cash equivalents 7,779 13,020 Restricted cash and cash equivalents 628 1,761 Investments 172,488 213,099 Investments in related parties 23,960 25,842 Assets of consolidated variable interest entities Cash and cash equivalents 362 98 Investments 15,699 20,232 Other assets 112 110 Reinsurance recoverable 4,358 4,154 Deferred acquisition costs, deferred sales inducements and value of business acquired 4,466 5,979 Goodwill 4,058 4,065 Other assets 9,905 12,082 Total Assets $257,217 $313,617 GAAP Balance Sheet (Unaudited) 24

($ in millions, except share amounts) 4Q'22 4Q'23 Liabilities Asset Management Accounts payable, accrued expenses, and other liabilities $2,975 $3,338 Due to related parties 998 870 Debt 2,814 3,883 Liabilities of consolidated variable interest entities Notes payable 50 — Other liabilities 1,899 1,145 Retirement Services Interest sensitive contract liabilities 173,616 204,670 Future policy benefits 42,110 53,287 Market risk benefits 2,970 3,751 Debt 3,658 4,209 Payables for collateral on derivatives and securities to repurchase 6,707 7,536 Other liabilities 3,213 4,456 Liabilities of consolidated variable interest entities Other liabilities 809 1,098 Total Liabilities 241,819 288,243 Redeemable non-controlling interests Redeemable non-controlling interests 1,032 12 Equity Mandatory Convertible Preferred Stock — 1,398 Common Stock, $0.00001 par value, 90,000,000,000 shares authorized, 567,762,932 and 570,276,188 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively — — Additional paid in capital 14,982 15,249 Retained earnings (accumulated deficit) (1,007) 3,101 Accumulated other comprehensive income (loss) (7,335) (5,575) Total Apollo Global Management, Inc. Stockholders' Equity 6,640 14,173 Non-controlling interests 7,726 11,189 Total Equity 14,366 25,362 Total Liabilities, Redeemable non-controlling interests and Equity $257,217 $313,617 GAAP Balance Sheet (Unaudited) - cont'd 25

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in millions)	4Q'22	1Q'23	2Q'23	3Q'23	4Q'23	FY'22	FY'23
GAAP Net income (loss) attributable to Apollo Global Management, Inc. Common Stockholders	**$640**	**$1,010**	**$599**	**$660**	**$2,861**	**$(1,961)**	**$5,130**
Preferred dividends	—	—	—	22	24	—	46
Net income (loss) attributable to non-controlling interests	367	528	151	(42)	825	(1,546)	1,462
GAAP Net income (loss)	**$1,007**	**$1,538**	**$750**	**$640**	**$3,710**	**$(3,507)**	**$6,638**
Income tax provision (benefit)	223	253	201	243	(1,749)	(739)	(1,052)
GAAP Income (loss) before Income tax provision (benefit)	**$1,230**	**$1,791**	**$951**	**$883**	**$1,961**	**$(4,246)**	**$5,586**
Asset Management Adjustments:							
Equity-based profit sharing expense and other[1]	57	67	57	62	53	276	239
Equity-based compensation	46	52	58	57	69	185	236
Special equity-based compensation and other charges[2]	—	—	—	—	438	—	438
Transaction-related charges[3]	(36)	(3)	(4)	25	14	(42)	32
Merger-related transaction and integration costs[4]	20	7	5	5	10	70	27
(Gains) losses from changes in tax receivable agreement liability	12	—	—	—	13	26	13
Net (income) loss attributable to non-controlling interests in consolidated entities	(387)	(523)	(192)	28	(869)	1,499	(1,556)
Unrealized performance fees	(111)	(239)	86	(91)	117	(2)	(127)
Unrealized profit sharing expense	36	135	1	55	(12)	20	179
HoldCo interest and other financing costs	19	21	20	36	11	122	88
Unrealized principal investment (income) loss	38	(10)	(29)	(27)	(22)	176	(88)
Unrealized net (gains) losses from investment activities and other	(11)	12	8	30	(24)	(144)	26
Retirement Services Adjustments:							
Investment (gains) losses, net of offsets	137	(397)	563	663	(999)	7,467	(170)
Non-operating change in insurance liabilities and related derivatives[5]	24	135	(304)	(431)	418	(1,433)	(182)
Integration, restructuring and other non-operating expenses	29	29	28	41	32	133	130
Equity-based compensation expense	16	16	13	13	46	56	88
Segment Income	**$1,119**	**$1,093**	**$1,261**	**$1,349**	**$1,256**	**$4,163**	**$4,959**
HoldCo interest and other financing costs	(19)	(21)	(20)	(36)	(11)	(122)	(88)
Taxes and related payables	(197)	(227)	(231)	(268)	(63)	(795)	(789)
Adjusted Net Income	**$903**	**$845**	**$1,010**	**$1,045**	**$1,182**	**$3,246**	**$4,082**
Notable items	35	(25)	—	(90)	—	3	(115)
Tax impact of notable items	(7)	5	—	19	—	(1)	24
Adjusted Net Income, Excluding Notable Items	**$931**	**$825**	**$1,010**	**$974**	**$1,182**	**$3,248**	**$3,991**

1. Equity-based profit sharing expense and other includes certain profit sharing arrangements in which a portion of performance fees distributed to the general partner are required to be used by employees of Apollo to purchase restricted shares of common stock or is delivered in the form of RSUs, which are granted under the Equity Plan. Equity-based profit sharing expense and other also includes performance grants which are tied to the Company's receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense. 2. Special equity-based compensation and other charges includes equity-based compensation expense and associated taxes related to the previously announced special fully vested equity grants to certain senior leaders. 3. Transaction-related charges include contingent consideration, equity-based compensation charges and the amortization of intangible assets and certain other charges associated with acquisitions, and restructuring charges. 4. Merger-related transaction and integration costs includes advisory services, technology integration, equity-based compensation charges and other costs associated with the Company's merger with Athene. 5. Includes change in fair values of derivatives and embedded derivatives, non-operating change in funding agreements, change in fair value of market risk benefits, and non-operating change in liability for future policy benefits.

26

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd

	Year ended December 31,								
($ in millions)	2014	2015	2016	2017	2018	2019	2020	2021	2022
GAAP Net income (loss) attributable to Apollo Global Management, Inc. Common Stockholders	**$168**	**$134**	**$403**	**$616**	**$(42)**	**$807**	**$120**	**$1,802**	**$(1,961)**
Preferred dividends	—	—	—	14	32	37	37	37	—
Net income (loss) attributable to non-controlling interests	562	216	567	814	29	693	310	2,428	(1,546)
GAAP Net income (loss)	**$730**	**$350**	**$970**	**$1,444**	**$19**	**$1,537**	**$467**	**$4,267**	**$(3,507)**
Income tax provision (benefit)	147	27	91	326	86	(129)	86	594	(739)
GAAP Income (loss) before Income tax provision (benefit)	**$877**	**$377**	**$1,061**	**$1,770**	**$105**	**$1,408**	**$553**	**$4,861**	**$(4,246)**
Asset Management Adjustments:									
Equity-based profit sharing expense and other[1]	—	1	3	7	91	96	129	146	276
Equity-based compensation	105	62	63	65	68	71	68	80	185
Preferred dividends	—	—	—	(14)	(32)	(37)	(37)	(37)	—
Transaction-related charges[2]	34	39	55	17	(6)	49	39	35	(42)
Merger-related transaction and integration costs[3]	—	—	—	—	—	—	—	67	70
Charges associated with corporate conversion	—	—	—	—	—	22	4	—	—
(Gains) losses from changes in tax receivable agreement liability	(32)	—	(3)	(200)	(35)	50	(12)	(10)	26
Net (income) loss attributable to non-controlling interests in consolidated entities	(157)	(21)	(6)	(9)	(32)	(31)	(118)	(418)	1,499
Unrealized performance fees	1,348	358	(511)	(689)	783	(435)	(35)	(1,465)	(2)
Unrealized profit sharing expense	(517)	(137)	180	226	(275)	208	33	649	20
One-time equity-based compensation charges[4]	—	—	—	—	—	—	—	949	—
HoldCo interest and other financing costs	19	27	39	59	69	98	154	170	122
Unrealized principal investment (income) loss	22	13	(65)	(95)	62	(88)	(62)	(222)	176
Unrealized net (gains) losses from investment activities and other	(260)	(79)	(139)	(95)	193	(135)	421	(2,431)	(144)
Retirement Services Adjustments:									
Investment (gains) losses, net of offsets	—	—	—	—	—	—	—	—	7,467
Non-operating change in insurance liabilities and related derivatives[5]	—	—	—	—	—	—	—	—	(1,433)
Integration, restructuring and other non-operating expenses	—	—	—	—	—	—	—	—	133
Equity-based compensation expense	—	—	—	—	—	—	—	—	56
Segment Income	**$1,439**	**$640**	**$677**	**$1,042**	**$991**	**$1,276**	**$1,137**	**$2,374**	**$4,163**
HoldCo interest and other financing costs	(19)	(27)	(39)	(59)	(69)	(98)	(154)	(170)	(122)
Taxes and related payables	(74)	(10)	(10)	(26)	(44)	(62)	(90)	(172)	(795)
Adjusted Net Income	**$1,346**	**$603**	**$628**	**$957**	**$878**	**$1,116**	**$893**	**$2,032**	**$3,246**
Notable items	—	—	—	—	—	—	—	—	3
Tax impact of notable items	—	—	—	—	—	—	—	—	(1)
Adjusted Net Income, Excluding Notable Items	**$—**	**$—**	**$—**	**$—**	**$—**	**$—**	**$—**	**$—**	**$3,248**

1. Equity-based profit sharing expense and other includes certain profit sharing arrangements in which a portion of performance fees distributed to the general partner are required to be used by employees of Apollo to purchase restricted shares of common stock or is delivered in the form of RSUs, which are granted under the Equity Plan. Equity-based profit sharing expense and other also includes performance grants which are tied to the Company's receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense. 2. Transaction-related charges include contingent consideration, equity-based compensation charges and the amortization of intangible assets and certain other charges associated with acquisitions, and restructuring charges. 3. Merger-related transaction and integration costs includes advisory services, technology integration, equity-based compensation charges and other costs associated with the Company's merger with Athene. 4. Includes one-time equity-based compensation expense and associated taxes related to the Company's compensation structure reset. 5. Includes change in fair values of derivatives and embedded derivatives, non-operating change in funding agreements, change in fair value of market risk benefits, and non-operating change in liability for future policy benefits.

27

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd

($ in millions)	4Q'22	1Q'23	2Q'23	3Q'23	4Q'23	FY'22	FY'23
Total Consolidated Revenues (GAAP)	$ **4,841**	$ **5,301**	$ **13,702**	$ **2,595**	$ **11,046**	$ **10,968**	$ **32,644**
Retirement services revenue (GAAP)	(3,950)	(4,265)	(12,916)	(1,666)	(10,290)	(8,199)	(29,137)
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(66)	(69)	(94)	(80)	(96)	(182)	(339)
Adjustments related to consolidated funds and VIEs	5	(1)	3	4	(9)	74	(3)
Performance fees	(336)	(401)	(90)	(224)	(153)	(598)	(868)
Principal investment income	26	(39)	(44)	(42)	17	(207)	(108)
Retirement services management and performance fees	209	216	232	247	280	764	975
Total Asset Management Fee Related Revenue	$ **729**	$ **742**	$ **793**	$ **834**	$ **795**	$ **2,620**	$ **3,164**

($ in millions)	3Q'23	4Q'23
Investments, at fair value	$ 1,412	$ 1,489
Equity method investments	1,075	1,072
Performance allocations	2,896	2,941
Total GAAP Investments – Asset Management	$ **5,383**	$ **5,502**

($ in millions)	3Q'23	4Q'23
Investments, at fair value	$ 1,412	$ 1,489
Equity method investments	1,075	1,072
Other[1]	(16)	—
Investments, net	$ **2,471**	$ **2,561**

($ in millions)	3Q'23	4Q'23
Performance allocations	$ 2,896	$ 2,941
Incentive fees receivable[2]	17	21
Profit sharing payable[2]	(1,717)	(1,669)
Other[1]	204	214
Net Accrued Performance Fee Receivable	$ **1,400**	$ **1,507**

1. Other primarily includes adjustments related to consolidated funds and VIEs. Other also includes amounts related to certain profit sharing arrangements between investments, net and net accrued performance fee receivable. 2. Incentive fees receivable and Profit sharing payable are included within Due from related parties and Accounts payable, accrued expenses, and other liabilities, respectively, on the GAAP balance sheet.

28

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd

($ in millions)	2014	2015	2016	2017	2018	2019	2020	2021
	Year ended December 31,							
Net income available to Athene Holding Ltd. common stockholders	**$ 471**	**$ 579**	**$ 773**	**$ 1,358**	**$ 1,053**	**$ 2,136**	**$ 1,446**	**$ 3,718**
Preferred stock dividends	—	—	—	—	—	36	95	141
Net income (loss) attributable to non-controlling interest	15	16	—	—	—	13	380	(59)
Net income	**$ 486**	**$ 595**	**$ 773**	**$ 1,358**	**$ 1,053**	**$ 2,185**	**$ 1,921**	**$ 3,800**
Income tax expense (benefit)	53	—	(61)	106	122	117	285	386
Income before income tax	**$ 539**	**$ 595**	**$ 712**	**$ 1,464**	**$ 1,175**	**$ 2,302**	**$ 2,206**	**$ 4,186**
Investment gains (losses), net of offsets	152	(56)	47	199	(274)	994	733	1,024
Non-operating change in insurance liabilities and related derivatives, net of offsets[1]	(28)	(30)	67	230	242	(65)	(235)	692
Integration, restructuring and other non-operating expenses	(279)	(58)	(22)	(68)	(22)	(70)	(10)	(124)
Stock compensation expense	(148)	(67)	(84)	(45)	(26)	(27)	(25)	(38)
Preferred stock dividends	—	—	—	—	—	36	95	141
Non-controlling interests - pre-tax income (loss)	15	16	—	—	—	13	393	(18)
Less: Total adjustments to income before income tax	(288)	(195)	8	316	(80)	881	951	1,677
Spread related earnings	**$ 827**	**$ 790**	**$ 704**	**$ 1,148**	**$ 1,255**	**$ 1,421**	**$ 1,255**	**$ 2,509**

1. Includes change in fair values of derivatives and embedded derivatives, net of offsets.

29

($ in millions) 4Q'23 Total investments, including related parties $ 238,941 Derivative assets (5,298) Cash and cash equivalents (including restricted cash) 14,781 Accrued investment income 1,933 Net receivable (payable) for collateral on derivatives (2,835) Reinsurance impacts (572) VIE assets, liabilities and non-controlling interests 14,818 Unrealized (gains) losses 16,445 Ceded policy loans (174) Net investment receivables (payables) 11 Allowance for credit losses 608 Other investments (41) Total adjustments to arrive at gross invested assets 39,676 Gross invested assets $ 278,617 ACRA non-controlling interests (61,190) Net invested assets $ 217,427 Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd 30

• “Segment Income”, or “SI”, is the key performance measure used by management in evaluating the performance of the asset management, retirement services, and principal investing segments. Management uses Segment Income to make key operating decisions such as the following: ▪ decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; ▪ decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; ▪ decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s stockholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year; and ▪ decisions related to the amount of earnings available for dividends to Common Stockholders and holders of RSUs that participate in dividends. Segment Income is the sum of (i) Fee Related Earnings, (ii) Spread Related Earnings, and (iii) Principal Investing Income. Segment Income excludes the effects of the consolidation of any of the related funds and SPACs, HoldCo interest and other financing costs not attributable to any specific segment, Taxes and Related Payables, transaction-related charges and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration, and certain other charges associated with acquisitions, and restructuring charges. In addition, Segment Income excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. • “Fee Related Earnings”, or “FRE”, is a component of Segment Income that is used to assess the performance of the Asset Management segment. FRE is the sum of (i) management fees, (ii) capital solutions and other related fees, (iii) fee-related performance fees from indefinite term vehicles, that are measured and received on a recurring basis and not dependent on realization events of the underlying investments, excluding performance fees from Athene and performance fees from origination platforms dependent on capital appreciation, and (iv) other income, net, less (a) fee-related compensation, excluding equity-based compensation, (b) non-compensation expenses incurred in the normal course of business, (c) placement fees and (d) non-controlling interests in the management companies of certain funds the Company manages. • “Spread Related Earnings”, or “SRE” is a component of Segment Income that is used to assess the performance of the Retirement Services segment, excluding certain market volatility, which consists of investment gains (losses), net of offsets and non-operating change in insurance liabilities and related derivatives, and certain expenses related to integration, restructuring, equity-based compensation, and other expenses. For the Retirement Services segment, SRE equals the sum of (i) the net investment earnings on Athene’s net invested assets and (ii) management fees received on business managed for others, primarily the ADIP portion of Athene's business ceded to ACRA, less (x) cost of funds, (y) operating expenses excluding equity-based compensation and (z) financing costs including interest expense and preferred dividends, if any, paid to Athene preferred stockholders. • “Principal Investing Income”, or “PII” is a component of Segment Income that is used to assess the performance of the Principal Investing segment. For the Principal Investing segment, PII is the sum of (i) realized performance fees, including certain realizations received in the form of equity, (ii) realized investment income, less (x) realized principal investing compensation expense, excluding expense related to equity-based compensation, and (y) certain corporate compensation and non-compensation expenses. • “Adjusted Net Income” or “ANI” represents Segment Income less HoldCo interest and other financing costs and estimated income taxes. Adjusted Net Income is calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“non-GAAP”). Income taxes on FRE and PII represents the total current corporate, local, and non-U.S. taxes as well as the current payable under Apollo’s tax receivable agreement. Income taxes on FRE and PII excludes the impacts of deferred taxes and the remeasurement of the tax receivable agreement, which arise from changes in estimated future tax rates. For purposes of calculating the Adjusted Net Income tax rate, Segment Income is reduced by HoldCo interest and financing costs. Certain assumptions and methodologies that impact the implied FRE and PII income tax provision are similar to those used under U.S. GAAP. Specifically, certain deductions considered in the income tax provision under U.S. GAAP relating to transaction related charges, equity-based compensation, and tax deductible interest expense are taken into account for the implied tax provision. Income Taxes on SRE represent the total current and deferred tax expense or benefit on income before taxes adjusted to eliminate the impact of the tax expense or benefit associated with the non-operating adjustments. Management believes the methodologies used to compute income taxes on FRE, SRE, and PII are meaningful to each segment and increases comparability of income taxes between periods. • “Spread Related Earnings, Excluding Notable Items” represents SRE with an adjustment to exclude notable items. Notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. We use this measure to assess the long-term performance of the Retirement Services segment against projected earnings, by excluding items that are expected to be infrequent or not indicative of the ongoing operations of the segment. We view this non-GAAP measure as an additional measure that provides insight to management and investors on the historical, period-to-period comparability of the Company’s key non-GAAP operating measures. Definitions 31

• "Adjusted Net Income, Excluding Notable Items" represents ANI with an adjustment related to our Retirement Services segment to exclude notable items. Notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. We use this measure to assess the long-term performance of the business against projected earnings, by excluding items that are expected to be infrequent or not indicative of the ongoing operations of the business. We view this non-GAAP measure as an additional measure that provides insight to management and investors on the historical, period-to-period comparability of the Company’s key non- GAAP operating measures. • “Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. AUM equals the sum of: 1. the net asset value (“NAV”), plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the yield and certain hybrid funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”), and certain perpetual capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; for certain perpetual capital vehicles in yield, gross asset value plus available financing capacity; 2. the fair value of the investments of equity and certain hybrid funds, partnerships and accounts Apollo manages or advises, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; 3. the gross asset value associated with the reinsurance investments of the portfolio company assets Apollo manages or advises; and 4. the fair value of any other assets that Apollo manages or advises for the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Apollo’s AUM measure includes Assets Under Management for which Apollo charges either nominal or zero fees. Apollo’s AUM measure also includes assets for which Apollo does not have investment discretion, including certain assets for which Apollo earns only investment-related service fees, rather than management or advisory fees. Apollo’s definition of AUM is not based on any definition of Assets Under Management contained in its governing documents or in any Apollo Fund management agreements. Apollo considers multiple factors for determining what should be included in its definition of AUM. Such factors include but are not limited to (1) Apollo’s ability to influence the investment decisions for existing and available assets; (2) Apollo’s ability to generate income from the underlying assets in its funds; and (3) the AUM measures that Apollo uses internally or believes are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, Apollo’s calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Apollo’s calculation also differs from the manner in which its affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. Apollo uses AUM, Gross capital deployed and Dry powder as performance measurements of its investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “Fee-Generating AUM” or “FGAUM” consists of assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment-related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. Definitions - cont'd 32

• “Performance Fee-Eligible AUM” or “PFEAUM” refers to the AUM that may eventually produce performance fees. All funds for which we are entitled to receive a performance fee allocation or incentive fee are included in Performance Fee-Eligible AUM, which consists of the following: • “Performance Fee-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to, or earned by, the general partner in accordance with the applicable limited partnership agreements or other governing agreements; • “AUM Not Currently Generating Performance Fees”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is currently below its hurdle rate or preferred return; and • “Uninvested Performance Fee-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce performance fees allocable to, or earned by, the general partner. • “ACRA” refers to Athene Co-Invest Reinsurance Affiliate Holding Ltd, together with its subsidiaries, and Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd, together with its subsidiaries ("ACRA 2"). • “ADIP” refers to Apollo/Athene Dedicated Investment Program and Apollo/Athene Dedicated Investment Program II, funds managed by Apollo including third-party capital that, through ACRA, invest alongside Athene in certain investments. • "Adjusted Net Income Shares Outstanding" or "ANI Shares Outstanding" consists of total shares of Common Stock outstanding, RSUs that participate in dividends, and shares of Common Stock assumed to be issuable upon the conversion of the shares of Mandatory Convertible Preferred Stock. • “Appreciation (depreciation)” of flagship private equity, hybrid value and European principal finance funds refers to gain (loss) and income for the periods presented on a total return basis before giving effect to fees and expenses. The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Athene” refers to Athene Holding Ltd. (together with its subsidiaries, “Athene”), a subsidiary of the Company and a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs, and to which Apollo, through its consolidated subsidiary Apollo Insurance Solutions Group LP (“ISG”), provides asset management and advisory services. • “Athora” refers to a strategic platform that acquires or reinsures blocks of insurance business in the German and broader European life insurance market (collectively, the “Athora Accounts”). • “Capital solutions fees and other, net” primarily includes transaction fees earned by Apollo Capital Solutions ("ACS") related to underwriting, structuring, arrangement and placement of debt and equity securities, and syndication for funds managed by Apollo, portfolio companies of funds managed by Apollo, and third parties. Capital solutions fees and other, net also includes advisory fees for the ongoing monitoring of portfolio operations and directors' fees. These fees also include certain offsetting amounts including reductions in management fees related to a percentage of these fees recognized ("management fee offset") and other additional revenue sharing arrangements. • “Cost of Funds” includes liability costs related to cost of crediting on both deferred annuities and institutional products as well as other liability costs, but does not include the proportionate share of the ACRA cost of funds associated with the non-controlling interests. While we believe cost of funds is a meaningful financial metric and enhances the understanding of the underlying profitability drivers of our retirement services business, it should not be used as a substitute for total benefits and expenses presented under U.S. GAAP. • “Debt Origination” represents (i) capital that has been invested in new debt or debt like investments by Apollo's yield and hybrid strategies (whether purchased by Apollo funds and accounts, or syndicated to third parties) where Apollo or one of Apollo's platforms has sourced, negotiated, or significantly affected the commercial terms of the investment; (ii) new capital pools formed by debt issuances, including CLOs; and (iii) net purchases of certain assets by the funds and accounts we manage that we consider to be private, illiquid, and hard to access assets and which the funds and accounts otherwise may not be able to meaningfully access. Debt origination generally excludes any issuance of debt or debt-like investments by the portfolio companies of the funds we manage. • “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses and commitments from perpetual capital vehicles. • “FRE Compensation Ratio” is calculated as fee-related compensation divided by fee-related revenues (which includes management fees, capital solutions fees and other, net, and fee-related performance fees). • “FRE Margin” is calculated as Fee Related Earnings divided by fee-related revenues (which includes management fees, capital solutions fees and other, net, and fee-related performance fees). 33 Definitions - cont'd

• “Gross Capital Deployment” represents the gross capital that has been invested by the funds and accounts we manage during the relevant period, but excludes certain investment activities primarily related to hedging and cash management functions at the firm. Gross Capital Deployment is not reduced or netted down by sales or refinancings, and takes into account leverage used by the funds and accounts we manage in gaining exposure to the various investments that they have made . • "Gross IRR" of accord series and the European principal finance funds represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, performance fees allocated to the general partner and certain other expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non-U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • "Gross IRR" of a traditional private equity or hybrid value fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on December 31, 2023 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, performance fees and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • "Gross IRR" of infrastructure funds represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on December 31, 2023 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross Return” of a yield fund and Credit Strategies and Accord is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns for these categories are calculated for all funds and accounts in the respective strategies excluding assets for Athene, Athora and certain other entities where Apollo manages or may manage a significant portion of the total company assets. Returns of CLOs represent the gross returns on assets. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “HoldCo” refers to Apollo Global Management, Inc. • “Inflows” within the Asset Management segment represents (i) at the individual strategy level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-strategy transfers, and (ii) on an aggregate basis, the sum of inflows across the yield, hybrid and equity strategies. • “Mandatory Convertible Preferred Stock” refers to the 6.75% Series A Mandatory Convertible Preferred Stock of AGM. • "MidCap Financial" refers to MidCap FinCo Designated Activity Company. • “Net Invested Assets” represent the investments that directly back Athene's net reserve liabilities as well as surplus assets. Net invested assets is used in the computation of net investment earned rate, which is used to analyze the profitability of Athene’s investment portfolio. Net invested assets include (a) total investments on the statements of financial condition, with AFS securities, trading securities and mortgage loans at cost or amortized cost, excluding derivatives, (b) cash and cash equivalents and restricted cash, (c) investments in related parties, (d) accrued investment income, (e) VIE assets, liabilities and non-controlling interest adjustments, (f) net investment payables and receivables, (g) policy loans ceded (which offset the direct policy loans in total investments) and (h) an adjustment for the allowance for credit losses. Net invested assets exclude the derivative collateral offsetting the related cash positions. Athene includes the underlying investments supporting its assumed funds withheld and modco agreements and excludes the underlying investments related to ceded reinsurance transactions in its net invested assets calculation in order to match the assets with the income received. Athene believes the adjustments for reinsurance provide a view of the assets for which it has economic exposure. Net invested assets include Athene’s proportionate share of ACRA investments, based on its economic ownership, but do not include the proportionate share of investments associated with the non-controlling interests. Net invested assets are averaged over the number of quarters in the relevant period to compute a net investment earned rate for such period. While Athene believes net invested assets is a meaningful financial metric and enhances the understanding of the underlying drivers of its investment portfolio, it should not be used as a substitute for total investments, including related parties, presented under U.S. GAAP. • “Net Investment Earned Rate” is computed as the income from Athene's net invested assets divided by the average net invested assets for the relevant period, presented on an annualized basis for interim periods. • “Net Investment Spread” measures Athene's investment performance plus its strategic capital management fees, less its total cost of funds. Net investment earned rate is a key measure of Athene's investment performance while cost of funds is a key measure of the cost of its policyholder benefits and liabilities. 34 Definitions - cont'd

• "Net IRR" of accord series and the European principal finance funds represents the annualized return of a fund after management fees, performance fees allocated to the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • "Net IRR" of a traditional private equity or the hybrid value funds represents the gross IRR applicable to a fund, including returns for related parties which may not pay fees or performance fees, net of management fees, certain expenses (including interest incurred or earned by the fund itself) and realized performance fees all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund. The timing of cash flows applicable to investments, management fees and certain expenses, may be adjusted for the usage of a fund’s subscription facility. To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • "Net IRR" of infrastructure funds represents the cumulative cash flows in a fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of December 31, 2023 or other date specified is paid to investors), excluding certain non-fee and non-performance fee bearing parties, and the return is annualized and compounded after management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Other operating expenses” within the Principal Investing segment represents expenses incurred in the normal course of business and includes allocations of non-compensation expenses related to managing the business. • “Other operating expenses” within the Retirement Services segment represents expenses incurred in the normal course of business inclusive of compensation and non-compensation expenses, but does not include the proportionate share of the ACRA operating expenses associated with the non-controlling interests. • “Perpetual capital” refers to assets under management of certain vehicles with an indefinite duration, which assets may only be withdrawn under certain conditions or subject to certain limitations, including satisfying required hold periods or percentage limits on the amounts that may be redeemed over a particular period. The investment management, advisory or other service agreements with our perpetual capital vehicles may be terminated under certain circumstances. • “PII Compensation Ratio” is calculated as Principal investing compensation divided by the sum of realized performance fees and realized investment income. • “Principal investing compensation” within the Principal Investing segment represents realized performance compensation, distributions related to investment income and dividends, and includes allocations of certain compensation expenses related to managing the business. • “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or performance fees to be paid by such Apollo fund. • “Redding Ridge” refers to Redding Ridge Asset Management, LLC and its subsidiaries, which is a standalone, self-managed asset management business established in connection with risk retention rules that manages CLOs and retains the required risk retention interests. • “Remaining Cost” represents the initial investment of the fund in a portfolio investment, reduced for any return of capital distributed to date on such portfolio investment. • “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves and excludes amounts, if any, invested on a financed basis with leverage facilities. • “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. • “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include payments in kind, accrued interest and dividends receivable, if any, and before the effect of certain taxes. In addition, amounts include committed and funded amounts for certain investments. • “Vintage Year” refers to the year in which a fund’s final capital raise occurred, or, for certain funds, the year of a fund’s effective date or the year in which a fund’s investment period commences pursuant to its governing agreements. Definitions - cont'd 35

Retirement Services Flows & Invested Assets (page 20) 2. Net invested assets are a component of Apollo’s total AUM reported under the Asset Management segment and should not be viewed as additive to total AUM disclosed previously. Refer to the reconciliations of GAAP to Non-GAAP measures on pages 26 to 30 for additional reconciliation to Athene’s presentation of non-GAAP measures. 3. Funding agreements are comprised of funding agreements issued under Athene's FABN and FABR programs, funding agreements issued to the FHLB, and long term repurchase agreements. 4. Gross inorganic inflows represent acquisitions and block reinsurance transactions. On November 6, 2023, Athene entered into an agreement with a Japanese counterparty, effective October 1, 2023, pursuant to which it agreed to reinsure a block of whole life insurance policies on a coinsurance basis. In conjunction with the transaction, Athene entered into an agreement with a leading mortality reinsurer to retrocede the mortality risk related to this block of business. 5. Gross outflows include full and partial policyholder withdrawals on deferred annuities, death benefits, pension group annuity benefit payments, payments on payout annuities, funding agreement repurchases and maturities and reinsurance outflows. 6. The format and methodology of this table was updated during 1Q'23 to provide additional information. 7. Represents outflows from funding agreements, pension group annuities, and multi-year guarantee fixed annuities (MYGA), all of which occur based on defined maturities or substantially lapse upon reaching their contractual term. Amounts may vary on a quarterly basis, based on the timing of original issuance. 8. Represents outflows from fixed indexed annuities and other applicable products, which have varying degrees of predictability due to policyholder actions. 9. Represents partial annuity withdrawals to meet retirement income needs within contractual annual limits. 10. Represents outflows from policies that no longer have an active surrender charge in force. 11. Represents outflows from policies with an active surrender charge in force. 12. Strategic reinsurance transaction outflows in 3Q'23 related to the portion of the reinsurance business recaptured by Venerable Insurance and Annuity Company. 13. The outflow rate is calculated as outflows attributable to Athene divided by Athene average net invested assets for the respective period, on an annualized basis. Endnotes 36

Forward-Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, Inc. and its subsidiaries, or as the context may otherwise require. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and other non-historical statements. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to inflation, interest rate fluctuations and market conditions generally, the impact of energy market dislocation, our ability to manage our growth, our ability to operate in highly competitive environments, the performance of the funds we manage, our ability to raise new funds, the variability of our revenues, earnings and cash flow, the accuracy of management’s assumptions and estimates, our dependence on certain key personnel, our use of leverage to finance our businesses and investments by the funds we manage, Athene’s ability to maintain or improve financial strength ratings, the impact of Athene’s reinsurers failing to meet their assumed obligations, Athene’s ability to manage its business in a highly regulated industry, changes in our regulatory environment and tax status, and litigation risks, among others. Apollo believes these factors include but are not limited to those described under the section entitled “Risk Factors” in our annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023 and our quarterly report on Form 10-Q filed with the SEC on November 7, 2023, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings with the SEC. Apollo undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 37